Exhibit 99.1

Allergan Reports Fourth Quarter and Full-Year 2019 Financial Results

- Full-Year 2019 GAAP Net Revenues of $16.1 Billion; Q4 2019 GAAP Net Revenues of $4.4 Billion -

- Full-Year 2019 GAAP Loss Per Share of $16.02; Non-GAAP Performance Net Income Per Share of $17.64 -

- Q4 2019 GAAP Loss Per Share of $0.97; Non-GAAP Performance Net Income Per Share of $5.22 -

- Q4 2019 GAAP Operating Loss of $276.6 Million; Non-GAAP Operating Income of $2.08 Billion -

- Full-Year and Q4 2019 GAAP Net Revenue Driven by Growth in Top Promoted Products Including VRAYLAR®, BOTOX®, JUVÉDERM® Collection, OZURDEX® and Lo LOESTRIN®; Global Facial Aesthetics Rose 9.5% in FY 2019 and 8.2% in Q4 2019 (Excluding Exchange) -

- Continues to Advance R&D Pipeline on Key Programs Including FDA Approval of UBRELVY™ (Ubrogepant) for Migraine; Bimatoprost SR for Glaucoma NDA and Abicipar for Wet Age-Related Macular Degeneration BLA Under FDA Review -
DUBLIN, Feb. 10, 2020 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its full-year and fourth quarter 2019 financial results including full-year 2019 GAAP net revenues of $16.1 billion, a 1.9 percent increase from 2018. Fourth quarter 2019 GAAP net revenues were $4.35 billion, a 6.6 percent increase from the prior year quarter.

FOURTH QUARTER AND FULL-YEAR 2019 FINANCIAL RESULTS

(unaudited; $ in millions, except per share amounts)	Q4 '19	Q4 '18	Q4 '19 v Q4 '18	Year Ended December 31, 2019	Year Ended December 31, 2018	2019 v 2018
Total Net Revenues	$4,351.0	$4,079.7	6.6%	$16,088.9	$15,787.4	1.9%

Operating (Loss)	$(276.6)	$(5,384.1)	94.9%	$(4,445.3)	$(6,247.6)	28.8%
Diluted EPS	$(0.97)	$(12.83)	92.4%	$(16.02)	$(15.26)	(5.0)%
SG&A Expense	$1,639.6	$1,193.6	37.4%	$5,943.5	$4,521.8	31.4%
R&D Expense	$452.5	$678.1	(33.3)%	$1,812.0	$2,266.2	(20.0)%
Tax Rate	24.8%	23.2%	1.6%	(2.9)%	25.8%	(28.7)%

Non-GAAP Net Revenues	$4,351.0	$4,079.7	6.6%	$16,063.9	$15,762.4	1.9%
Non-GAAP Operating Income	$2,079.3	$1,917.8	8.4%	$7,314.5	$7,555.8	(3.2)%
Non-GAAP Performance Net Income Per Share	$5.22	$4.29	21.7%	$17.64	$16.69	5.7%
Non-GAAP Adjusted EBITDA	$2,205.8	$1,990.5	10.8%	$7,760.1	$7,954.1	(2.4)%
Non-GAAP SG&A Expense	$1,162.2	$1,140.4	1.9%	$4,600.6	$4,354.9	5.6%
Non-GAAP R&D Expense	$414.8	$436.1	(4.9)%	$1,708.6	$1,574.5	8.5%
Non-GAAP Tax Rate	10.3%	14.3%	(4.0)%	11.7%	14.2%	(2.5)%

Executive Commentary

"I am proud of Allergan's colleagues who achieved many important milestones in 2019 that will make a difference to patients for years to come. They achieved FDA approval of UBRELVY™, a first-in-class oral treatment for migraine; two new approvals for BOTOX® for pediatric spasticity; approval for VRAYLAR® for bipolar depression; and filings for two new eye care drugs - Bimatoprost SR for glaucoma and Abicipar for Age-related Macular Degeneration," said Brent Saunders, Chairman and CEO of Allergan. "Our colleagues also grew our core business1 by 7.1 percent in 2019 and by 11.0 percent in the fourth quarter (excluding exchange), creating strong momentum for 2020 and our proposed combination with AbbVie."

Full-Year 2019 Financial Results

GAAP operating loss in 2019 was $4.45 billion compared with $6.25 billion in 2018. Non-GAAP operating income, which excludes the impact of impairments, amortization and other items, was $7.31 billion in 2019 compared to $7.56 billion in 2018. GAAP cash flow from operations for the full year of 2019 totaled $7.24 billion. Cash flow from operations for the full year of 2019 includes a one-time $1.6 billion refund of taxes previously paid on capital gains. The tax refund was accrued in a prior period and the cash was received in the third quarter of 2019.

Fourth Quarter 2019 Financial Results

GAAP operating loss in the fourth quarter of 2019 was $276.6 million. Non-GAAP operating income in the fourth quarter of 2019 was $2.08 billion, an increase of 8.4 percent versus the prior year quarter. GAAP cash flow from operations for the fourth quarter of 2019 totaled $1.67 billion.

Operating Expenses

Total GAAP Selling, General and Administrative (SG&A) Expense was $1.64 billion for the fourth quarter of 2019, compared to $1.19 billion in the prior year quarter. Total non-GAAP SG&A expense was $1.16 billion for the fourth quarter of 2019, an increase of 1.9 percent from the prior year quarter, primarily related to an increase in spending to support key products and new product launches. GAAP R&D investment for the fourth quarter of 2019 was $452.5 million, compared to $678.1 million in the fourth quarter of 2018. Non-GAAP R&D investment for the fourth quarter of 2019 was $414.8 million, a decrease of 4.9 percent compared to the prior year quarter.

Amortization, Tax and Capitalization

Amortization expense for the fourth quarter of 2019 was $1.52 billion, compared to $1.57 billion in the fourth quarter of 2018. The Company's GAAP tax rate was 24.8 percent in the fourth quarter of 2019. The Company's non-GAAP adjusted tax rate was 10.3 percent in the fourth quarter of 2019. As of December 31, 2019, Allergan had cash and marketable securities of $5.91 billion and outstanding indebtedness of $22.6 billion.

Operating Charges and Impairments

Allergan recorded a pre-tax charge of $302.5 million in the three months ended December 31, 2019 related to settlements reached in principle by subsidiaries Warner Chilcott and Watson with direct and indirect purchasers of LOESTRIN® 24 Fe and MINASTRIN® 24 Fe, resolving class action litigations pending in the U.S. District Court for the District of Rhode Island. Additionally, Allergan recorded a pre-tax charge of $78.8 million in the three months ended December 31, 2019 related to settlements reached in principle by its Allergan Inc. subsidiary with a putative plaintiff class of direct purchasers of RESTASIS®, as well as a group of pharmaceutical retailers, in the previously disclosed direct purchaser class action antitrust litigation pending in the U.S. District Court for the Eastern District of New York. Also in the fourth quarter of 2019, Allergan recorded a $314.0 million GAAP intangible asset impairment related to CARAFATE® due to the entry of a generic competitor. The Company excludes operating charges, asset sales and impairments, net and in-process research and development impairments from its Non-GAAP performance net income attributable to shareholders as well as Adjusted EBITDA and Non-GAAP Operating Income.

1 Core business = Promoted Brands & Brands with Ongoing Exclusivity + Other Product Revenues & Other Revenues (See Table 12)

FOURTH QUARTER 2019 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics

U.S. Specialized Therapeutics net revenues were $1.82 billion in the fourth quarter of 2019, an increase of 0.7 percent versus the prior year quarter. Demand growth in BOTOX® Therapeutic, BOTOX® Cosmetic, ALLODERM® and JUVÉDERM® Collection was offset by a decline in sales of CoolSculpting® and lower RESTASIS® revenues compared to the prior year quarter. Segment gross margin for the fourth quarter of 2019 was 91.4 percent. Segment contribution for the fourth quarter of 2019 was $1.24 billion.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues in the fourth quarter of 2019 were $271.8 million, an increase of 5.3 percent from the prior year quarter. For full-year 2019, BOTOX® Cosmetic net revenues were $991.3 million, an increase of 9.3 percent from 2018.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the fourth quarter of 2019 were $166.4 million, an increase of 5.1 percent versus the prior year quarter. For full-year 2019, JUVÉDERM® Collection net revenues were $587.5 million, an increase of 7.2 percent from 2018.
  Regenerative Medicine
    ALLODERM® net revenues in the fourth quarter of 2019 were $104.7 million, an increase of 10.3 percent versus the prior year quarter.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the fourth quarter of 2019 were $53.3 million, a decrease of 34.4 percent from the prior year quarter.
    CoolTone™ received regulatory clearance in the U.S. in 2019 and full launch began in January 2020.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the fourth quarter of 2019 were $463.0 million, an increase of 6.9 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the fourth quarter of 2019 were $309.0 million, a decrease of 4.9 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the fourth quarter of 2019 were $94.5 million, a decrease of 3.3 percent versus the prior year quarter.
  OZURDEX® net revenues in the fourth quarter of 2019 were $31.6 million, an increase of 7.8 percent versus the prior year quarter.

U.S. General Medicine

U.S. General Medicine net revenues in the fourth quarter of 2019 were $1.61 billion, an increase of 15.2 percent versus the prior year quarter. Demand growth in VRAYLAR®, LINZESS®, VIIBRYD® and Lo LOESTRIN® was partially offset by lower revenues from products that lost exclusivity. Segment gross margin for the fourth quarter of 2019 was 82.1 percent. Segment contribution for the fourth quarter of 2019 was $1.03 billion.

Central Nervous System

  VRAYLAR® net revenues were $283.1 million in the fourth quarter of 2019, an increase of 88.1 percent from the prior year quarter. For full-year 2019, VRAYLAR® net revenues were $857.5 million, an increase of 76.0 percent from 2018.
  VIIBRYD®/FETZIMA® net revenues in the fourth quarter of 2019 were $114.2 million, an increase of 19.6 percent from the prior year quarter.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the fourth quarter of 2019 were $231.2 million, an increase of 12.7 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the fourth quarter of 2019 were $156.2 million, an increase of 8.6 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the fourth quarter of 2019 were $169.6 million, an increase of 11.8 percent from the prior year quarter.

International

International net revenues in the fourth quarter of 2019 were $917.7 million, an increase of 8.1 percent versus the prior year quarter excluding foreign exchange impact, partly due to growth in Facial Aesthetics, BOTOX® Therapeutic and OZURDEX®. Segment gross margin for the fourth quarter of 2019 was 83.8 percent. Segment contribution was $515.8 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the fourth quarter of 2019 were $182.9 million, an increase of 19.8 percent versus the prior year quarter excluding foreign exchange impact. For full-year 2019, BOTOX® Cosmetic net revenues were $671.7 million, an increase of 11.2 percent from 2018 excluding foreign exchange impact.
  JUVÉDERM® Collection net revenues in the fourth quarter of 2019 were $180.9 million, an increase of 5.7 percent versus the prior year quarter excluding foreign exchange impact. For full-year 2019, JUVÉDERM® Collection net revenues were $656.1 million, an increase of 12.1 percent from 2018 excluding foreign exchange impact.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the fourth quarter of 2019 were $95.6 million, an increase of 1.4 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the fourth quarter of 2019 were $66.7 million, an increase of 132.8 percent versus the prior year quarter excluding foreign exchange impact. OZURDEX® growth was primarily related to a return to full stock in 2019 following a 2018 recall of OZURDEX® in certain international markets.

Botox® Therapeutic

  BOTOX® Therapeutic net revenues in the fourth quarter of 2019 were $102.5 million, an increase of 8.9 percent versus the prior year quarter excluding foreign exchange impact.

PIPELINE UPDATE

Allergan R&D continues to advance its pipeline. During the fourth quarter of 2019, the Company's key clinical developments included:

  Allergan received approval from the U.S. Food and Drug Administration (FDA) for the Company's New Drug Application (NDA) for UBRELVY™ (ubrogepant) for the acute treatment of migraine with or without aura in adults. UBRELVY™ is a first-in-class oral CGRP receptor antagonist (gepant) for the treatment of migraine attacks once they start. Launch began in January 2020.
  Allergan announced the FDA has granted Qualified Infectious Disease Product (QIDP) Designation and Fast Track Designation for ATM-AVI (aztreonam and avibactam) for the treatment of antibiotic-resistant gram-negative infections including complicated intra-abdominal infections (cIAI), complicated urinary tract infections (cUTI) and hospital-acquired bacterial pneumonia (HABP)/ventilator-associated bacterial pneumonia (VABP). ATM-AVI is an investigational, fixed-dose, intravenous combination antibiotic being developed jointly with Pfizer.
  The FDA approved Allergan's supplemental Biologics License Application (sBLA) to expand the BOTOX® (onabotulinumtoxinA) label for the treatment of pediatric patients ages two years and older with lower limb spasticity, excluding spasticity caused by cerebral palsy. This marks the 14th approved indication for BOTOX® and BOTOX® Cosmetic combined in the U.S., and the 11th BOTOX® therapeutic indication. The FDA approved BOTOX® (onabotulinumtoxinA) for pediatric upper limb spasticity in the second quarter of 2019.

In addition to fourth quarter 2019 pipeline developments listed above, Allergan expects two additional significant launches in the next twelve months:

  FDA action is expected in the first half of 2020 on Allergan's NDA for Bimatoprost Sustained-Release, a biodegradable implant for the reduction of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. Launch is expected to follow in the first half of 2020.
  The FDA is currently reviewing a Biologics License Application (BLA) for Abicipar pegol, a novel, investigational DARPin® therapy, in patients with neovascular (wet) age-related macular degeneration (nAMD). The FDA is expected to take action on the BLA in mid-2020, with launch expected to follow. The European Medicines Agency (EMA) is also reviewing a Marketing Authorisation Application (MAA) for Abicipar in patients with nAMD. A decision from the European Commission is expected in the second half of 2020.

UPDATE ON PROPOSED ABBVIE TRANSACTION

On January 10, 2020, AbbVie and Allergan received conditional approval from the European Commission for AbbVie's proposed acquisition of Allergan, subject to the approved divestiture of brazikumab (IL-23 inhibitor) and other conditions.

On January 27, 2020, Allergan announced that it entered into definitive agreements to divest brazikumab and ZENPEP® (pancrelipase) in conjunction with the ongoing regulatory approval process for the proposed transaction.

AstraZeneca will acquire brazikumab, currently in Phase 2b/3 development for Crohn's Disease and in Phase 2 development for ulcerative colitis, including global development and commercial rights.

Nestle will acquire and take full operational ownership of ZENPEP® upon closing the transaction with customary transition support from Allergan. ZENPEP® is a treatment, which is available in the United States, for exocrine pancreatic insufficiency due to cystic fibrosis and other conditions. Nestle also will be acquiring Viokace, another pancreatic enzyme preparation, as part of the same transaction.

The closings of the divestitures of brazikumab and ZENPEP® are contingent upon receipt of U.S. Federal Trade Commission and European Commission approval, closing of AbbVie's pending acquisition of Allergan and the satisfaction of other customary closing conditions.

Allergan expects the close of the pending AbbVie transaction around the end of the first quarter 2020, subject to receipt of required regulatory approvals and other closing conditions.

Due to the pending transaction, Allergan is not hosting a conference call to discuss its fourth quarter and full-year 2019 results.

Allergan Contacts:
Investors:
Manisha Narasimhan, PhD	(862) 261-7162

Media:
Lisa Brown	(862) 261-7320

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. As part of its approach to delivering innovation for better patient care, Allergan has built one of the broadest pharmaceutical and device research and development pipelines in the industry.

With colleagues and commercial operations located in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; risks related to the proposed transaction between AbbVie and Allergan, such as, but not limited to, failure to complete the possible transaction, failure to realize the expected benefits of the possible transaction, and general economic and business conditions affecting the combined company following the consummation of the possible transaction;and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2018 and Allergan's Quarterly Report on Form 10-Q for the period ended September 30, 2019. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Statements Required by the Irish Takeover Rules

No statement in this press release is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Allergan. No statement in this press release constitutes an asset valuation.

The directors of Allergan accept responsibility for the information contained in this press release. To the best of the knowledge and belief of the directors of Allergan (who have taken all reasonable care to ensure that such is the case), the information contained in this press release is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

The following presents Allergan plc's statement of operations for the three and twelve months ended December 31, 2019 and 2018:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenues	$4,351.0	$4,079.7	$16,088.9	$15,787.4

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	704.0	590.0	2,493.1	2,191.4
Research and development	452.5	678.1	1,812.0	2,266.2
Selling, general and administrative	1,639.6	1,193.6	5,943.5	4,521.8
Amortization	1,517.5	1,569.1	5,856.6	6,552.3
In-process research and development impairments	-	6.6	436.0	804.6
Goodwill and other asset impairments / sales, net	314.0	5,426.4	3,993.0	5,698.7
Total operating expenses	4,627.6	9,463.8	20,534.2	22,035.0
Operating (loss)	(276.6)	(5,384.1)	(4,445.3)	(6,247.6)

Non-operating income (expense):
Interest income	25.3	11.6	76.8	45.2
Interest (expense)	(191.9)	(210.2)	(783.0)	(911.2)
Other income (expense), net	21.2	(9.9)	32.8	256.7
Total other income (expense), net	(145.4)	(208.5)	(673.4)	(609.3)
(Loss) before income taxes and noncontrolling interest	(422.0)	(5,592.6)	(5,118.7)	(6,856.9)
(Benefit) / provision for income taxes	(104.7)	(1,296.7)	146.4	(1,770.7)
Net (loss)	(317.3)	(4,295.9)	(5,265.1)	(5,086.2)
Loss / (income) attributable to noncontrolling interest	0.1	(4.0)	(5.9)	(10.2)
Net (loss) attributable to shareholders	(317.2)	(4,299.9)	(5,271.0)	(5,096.4)
Dividends on preferred shares	-	-	-	46.4
Net (loss) attributable to ordinary shareholders	$(317.2)	$(4,299.9)	$(5,271.0)	$(5,142.8)

(Loss) per share attributable to ordinary shareholders:
Net (loss) per share - basic	$(0.97)	$(12.83)	$(16.02)	$(15.26)
Net (loss) per share - diluted	(0.97)	(12.83)	(16.02)	(15.26)

Weighted average shares outstanding:
Basic	328.4	335.1	329.0	337.0
Diluted	328.4	335.1	329.0	337.0

The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and twelve months ended December 31, 2019 and 2018.

Table 2
ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended December 31, 2019					Three Months Ended December 31, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$734.8	$-	$285.4	$-	$1,020.2	$691.4	$-	$254.5	$-	$945.9	$74.3	7.9%
Restasis®	309.0	-	18.7	-	327.7	325.0	-	16.6	-	341.6	(13.9)	(4.1)%
Juvederm® Collection	166.4	-	180.9	-	347.3	158.4	-	174.0	-	332.4	14.9	4.5%
Lumigan®/Ganfort®	81.9	-	95.6	-	177.5	74.0	-	96.9	-	170.9	6.6	3.9%
Linzess®/Constella®	-	231.2	6.8	-	238.0	-	205.2	6.4	-	211.6	26.4	12.5%
Bystolic®/Byvalson®	-	169.6	0.6	-	170.2	-	151.7	0.4	-	152.1	18.1	11.9%
Alphagan®/Combigan®	94.5	-	43.1	-	137.6	97.7	-	46.7	-	144.4	(6.8)	(4.7)%
Lo Loestrin®	-	156.2	-	-	156.2	-	143.8	-	-	143.8	12.4	8.6%
Breast Implants	67.1	-	15.1	-	82.2	68.2	-	10.5	-	78.7	3.5	4.4%
Viibryd®/Fetzima®	-	114.2	3.6	-	117.8	-	95.5	2.3	-	97.8	20.0	20.4%
Eye Drops	61.2	-	59.3	-	120.5	47.9	-	71.7	-	119.6	0.9	0.8%
Asacol®/Delzicol®	-	8.5	8.9	-	17.4	-	27.9	10.7	-	38.6	(21.2)	(54.9)%
Coolsculpting® Consumables	36.4	-	16.6	-	53.0	54.5	-	23.4	-	77.9	(24.9)	(32.0)%
Coolsculpting® Systems & Add On Applicators	16.9	-	8.8	-	25.7	26.8	-	21.5	-	48.3	(22.6)	(46.8)%
Ozurdex®	31.6	-	66.7	-	98.3	29.3	-	29.6	-	58.9	39.4	66.9%
Carafate®/Sulcrate®	-	46.9	0.9	-	47.8	-	54.1	0.7	-	54.8	(7.0)	(12.8)%
Aczone®	2.5	-	-	-	2.5	0.6	-	0.1	-	0.7	1.8	n.m.
Zenpep®	-	80.8	0.5	-	81.3	-	66.8	0.4	-	67.2	14.1	21.0%
Canasa®/Salofalk®	-	7.5	4.7	-	12.2	-	38.8	4.5	-	43.3	(31.1)	(71.8)%
Vraylar®	-	283.1	-	-	283.1	-	150.5	-	-	150.5	132.6	88.1%
Saphris®	-	36.3	-	-	36.3	-	36.8	-	-	36.8	(0.5)	(1.4)%
Viberzi®	-	49.8	0.4	-	50.2	-	48.9	0.6	-	49.5	0.7	1.4%
Teflaro®	-	38.1	3.7	-	41.8	-	30.0	-	-	30.0	11.8	39.3%
Namzaric®	-	20.2	-	-	20.2	-	22.6	-	-	22.6	(2.4)	(10.6)%
Rapaflo®	2.0	-	2.5	-	4.5	18.9	-	1.8	-	20.7	(16.2)	(78.3)%
Skin Care	44.6	-	4.2	-	48.8	40.4	-	3.6	-	44.0	4.8	10.9%
Kybella®/Belkyra®	6.3	-	0.8	-	7.1	7.2	-	1.0	-	8.2	(1.1)	(13.4)%
Alloderm®	104.7	-	2.0	-	106.7	94.9	-	2.5	-	97.4	9.3	9.5%
Dalvance®	-	26.4	2.4	-	28.8	-	17.3	1.0	-	18.3	10.5	57.4%
Avycaz®	-	30.7	-	-	30.7	-	24.6	-	-	24.6	6.1	24.8%
Liletta®	-	22.5	-	-	22.5	-	14.6	-	-	14.6	7.9	54.1%
Namenda®	-	3.2	-	-	3.2	-	10.7	-	-	10.7	(7.5)	(70.1)%
Armour Thyroid	-	57.4	-	-	57.4	-	53.4	-	-	53.4	4.0	7.5%
Savella®	-	21.5	-	-	21.5	-	23.6	-	-	23.6	(2.1)	(8.9)%
Other Products Revenues	61.3	206.6	85.5	1.4	354.8	73.6	181.1	88.8	2.8	346.3	8.5	2.5%
Total Net Revenues	$1,821.2	$1,610.7	$917.7	$1.4	4,351.0	$1,808.8	$1,397.9	$870.2	$2.8	4,079.7	$271.3	6.6%

[1]Botox® is comprised of the following:
Botox® Therapeutics	463.0	-	102.5	-	565.5	433.3	-	96.7	-	530.0	35.5	6.7%
Botox® Cosmetics	271.8	-	182.9	-	454.7	258.1	-	157.8	-	415.9	38.8	9.3%

	Twelve Months Ended December 31, 2019					Twelve Months Ended December 31, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$2,730.5	$-	$1,060.8	$-	$3,791.3	$2,545.8	$-	$1,031.6	$-	$3,577.4	$213.9	6.0%
Restasis®	1,138.4	-	50.2	-	1,188.6	1,197.0	-	64.5	-	1,261.5	(72.9)	(5.8)%
Juvederm® Collection	587.5	-	656.1	-	1,243.6	548.2	-	614.8	-	1,163.0	80.6	6.9%
Lumigan®/Ganfort®	269.2	-	360.8	-	630.0	291.8	-	392.6	-	684.4	(54.4)	(7.9)%
Linzess®/Constella®	-	803.2	23.8	-	827.0	-	761.1	24.1	-	785.2	41.8	5.3%
Bystolic®/Byvalson®	-	600.6	2.1	-	602.7	-	583.8	2.0	-	585.8	16.9	2.9%
Alphagan®/Combigan®	360.0	-	162.0	-	522.0	375.4	-	176.0	-	551.4	(29.4)	(5.3)%
Lo Loestrin®	-	588.9	-	-	588.9	-	527.7	-	-	527.7	61.2	11.6%
Breast Implants	254.4	-	0.6	-	255.0	263.0	-	130.1	-	393.1	(138.1)	(35.1)%
Viibryd®/Fetzima®	-	412.1	11.4	-	423.5	-	342.4	7.2	-	349.6	73.9	21.1%
Eye Drops	230.4	-	235.8	-	466.2	202.7	-	279.7	-	482.4	(16.2)	(3.4)%
Asacol®/Delzicol®	-	76.7	36.1	-	112.8	-	130.8	45.7	-	176.5	(63.7)	(36.1)%
Coolsculpting® Consumables	185.3	-	76.3	-	261.6	235.3	-	64.2	-	299.5	(37.9)	(12.7)%
Coolsculpting® Systems & Add On Applicators	62.8	-	42.4	-	105.2	126.3	-	43.3	-	169.6	(64.4)	(38.0)%
Alloderm®	395.9	-	7.9	-	403.8	407.3	-	8.0	-	415.3	(11.5)	(2.8)%
Ozurdex®	125.5	-	274.6	-	400.1	111.0	-	187.7	-	298.7	101.4	33.9%
Carafate®/Sulcrate®	-	212.5	3.0	-	215.5	-	217.8	2.8	-	220.6	(5.1)	(2.3)%
Aczone®	9.3	-	-	-	9.3	55.1	-	0.4	-	55.5	(46.2)	(83.2)%
Zenpep®	-	288.0	1.2	-	289.2	-	237.3	0.4	-	237.7	51.5	21.7%
Canasa®/Salofalk®	-	31.5	16.8	-	48.3	-	169.2	17.6	-	186.8	(138.5)	(74.1)%
Vraylar®	-	857.5	-	-	857.5	-	487.1	-	-	487.1	370.4	76.0%
Saphris®	-	135.3	-	-	135.3	-	139.7	-	-	139.7	(4.4)	(3.1)%
Viberzi®	-	187.9	1.6	-	189.5	-	176.5	1.3	-	177.8	11.7	6.6%
Teflaro®	-	147.0	6.0	-	153.0	-	128.0	0.3	-	128.3	24.7	19.3%
Namzaric®	-	88.6	-	-	88.6	-	115.8	-	-	115.8	(27.2)	(23.5)%
Rapaflo®	23.5	-	6.0	-	29.5	81.9	-	6.4	-	88.3	(58.8)	(66.6)%
Skin Care	158.0	-	14.6	-	172.6	138.8	-	15.2	-	154.0	18.6	12.1%
Kybella®/Belkyra®	27.4	-	3.3	-	30.7	31.8	-	6.3	-	38.1	(7.4)	(19.4)%
Dalvance®	-	81.9	6.0	-	87.9	-	56.1	2.3	-	58.4	29.5	50.5%
Avycaz®	-	116.7	-	-	116.7	-	94.6	-	-	94.6	22.1	23.4%
Liletta®	-	79.1	-	-	79.1	-	50.9	-	-	50.9	28.2	55.4%
Namenda®	-	22.8	-	-	22.8	-	71.0	-	-	71.0	(48.2)	(67.9)%
Armour Thyroid	-	218.5	-	-	218.5	-	198.8	-	-	198.8	19.7	9.9%
Savella®	-	88.5	-	-	88.5	-	85.0	-	-	85.0	3.5	4.1%
Other Products Revenues	261.9	797.6	342.6	32.0	1,434.1	308.9	749.3	380.2	39.5	1,477.9	(43.8)	(3.0)%
Total Net Revenues	$6,820.0	$5,834.9	$3,402.0	$32.0	16,088.9	$6,920.3	$5,322.9	$3,504.7	$39.5	15,787.4	$301.5	1.9%

[1]Botox® is comprised of the following:
Botox® Therapeutics	1,739.2	-	389.1	-	2,128.3	1,638.5	-	390.4	-	2,028.9	99.4	4.9%
Botox® Cosmetics	991.3	-	671.7	-	1,663.0	907.3	-	641.2	-	1,548.5	114.5	7.4%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of December 31, 2019 and December 31, 2018.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	December 31,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$2,503.3	$880.4
Marketable securities	3,411.6	1,026.9
Accounts receivable, net	3,192.3	2,868.1
Inventories	1,133.1	846.9
Prepaid expenses and other current assets	886.4	819.1
Assets held for sale	31.7	916.2
Property, plant and equipment, net	1,926.5	1,787.0
Investments and other assets	984.9	3,034.3
Right of use asset - operating leases	490.4	-
Product rights and other intangibles	37,890.6	43,695.4
Goodwill	42,248.3	45,913.3
Total assets	$94,699.1	$101,787.6

Liabilities & Equity
Current liabilities	$6,413.8	$4,859.6
Lease liability	570.5	$-
Current and long-term debt and capital leases	22,649.0	23,797.7
Deferred income taxes and other liabilities	6,869.4	7,999.3
Total equity	58,196.4	65,131.0
Total liabilities and equity	$94,699.1	$101,787.6

The following table presents Allergan plc's Condensed Consolidated Statements of Cash Flows for the three and twelve months ended December 31, 2019 and 2018.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash Flows From Operating Activities:
Net (loss)	$(317.3)	$(4,295.9)	$(5,265.1)	$(5,086.2)
Reconciliation to net cash provided by operating activities:
Depreciation	53.9	46.6	204.5	196.3
Amortization	1,517.5	1,569.1	5,856.6	6,552.3
Provision for inventory reserve	32.4	21.5	160.2	96.4
Share-based compensation	52.6	54.6	214.3	239.8
Deferred income tax benefit	(295.6)	107.1	(660.9)	(1,255.7)
In-process research and development impairments	-	6.6	436.0	804.6
Loss on asset sales and impairments, net	314.0	5,426.4	3,993.0	5,698.7
Gain on forward sale of Teva shares	-	-	-	(60.9)
Gain on sale of businesses	-	-	-	(182.6)
Non-cash extinguishment of debt	-	12.6	0.2	30.0
Cash charge related to extinguishment of debt	-	(27.4)	-	(45.6)
Amortization of deferred financing costs	4.2	5.2	17.5	22.6
Non-cash lease expense	37.4	-	130.9	-
Contingent consideration adjustments, including accretion	4.6	6.6	54.1	(106.5)
Other, net	(3.2)	28.5	(5.5)	29.0
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(174.2)	(54.0)	(358.8)	(37.0)
Decrease / (increase) in inventories	(64.5)	(9.5)	(393.4)	(145.7)
Decrease / (increase) in prepaid expenses and other current assets	(41.9)	9.7	(78.1)	4.3
Increase / (decrease) in accounts payable and accrued expenses	559.5	197.7	1,434.4	151.6
Increase / (decrease) in income and other taxes payable	59.2	(1,607.1)	1,697.9	(1,191.6)
Increase / (decrease) in other assets and liabilities	(68.3)	0.3	(199.1)	(73.7)
Net cash provided by operating activities	1,670.3	1,498.6	7,238.7	5,640.1
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(121.9)	(88.4)	(375.2)	(253.5)
Additions to product rights and other intangibles	(12.3)	-	(58.3)	-
Additions to investments	(200.0)	(1,015.3)	(3,938.0)	(2,471.7)
Proceeds from sale of investments and other assets	102.9	58.0	1,569.6	6,259.3
Payments to settle Teva related matters	-	-	-	(466.0)
Proceeds from sales of property, plant and equipment	5.2	5.8	23.7	30.4
Acquisitions of businesses, net of cash acquired	-	-	(80.6)	-
Net cash (used in) / provided by investing activities	(226.1)	(1,039.9)	(2,858.8)	3,098.5
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	8.6	1,939.8	11.9	2,657.0
Proceeds from Forward Sale of Teva securities	-	-	-	465.5
Debt issuance and other financing costs	-	(10.4)	-	(10.4)
Payments on debt, including capital lease obligations	-	(1,688.6)	(1,044.9)	(8,804.5)
Proceeds from stock plans	46.2	4.2	91.2	102.4
Other financing, including contingent consideration	(3.0)	(9.2)	(9.3)	(30.9)
Payments to settle Teva related matters	-	-	-	(234.0)
Repurchase of ordinary shares	(6.3)	(751.9)	(840.6)	(2,775.4)
Dividends	(243.0)	(241.7)	(974.4)	(1,049.8)
Net cash (used in) financing activities	(197.5)	(757.8)	(2,766.1)	(9,680.1)
Effect of currency exchange rate changes on cash and cash equivalents	19.1	(8.4)	9.1	4.7
Net increase / (decrease) in cash and cash equivalents	1,265.8	(307.5)	1,622.9	(936.8)
Cash and cash equivalents at beginning of period	1,237.5	1,187.9	880.4	1,817.2
Cash and cash equivalents at end of period	$2,503.3	$880.4	$2,503.3	$880.4
Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of December 31, 2019 and December 31, 2018 was $39.6 billion and $32.3 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and twelve months ended December 31, 2019 and 2018:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended December 31, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,351.0	$704.0	$452.5	$883.0	$756.6	$1,517.5	$314.0	$(166.6)	$21.2	$(104.7)

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.2)	(0.2)	(0.6)	(0.2)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	-	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(2.3)	0.1	(1.4)	4.2	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	-	-	-	-	-	-
Integration charges of acquired businesses	-	(0.3)	(4.9)	(0.7)	(13.2)	-	-	-	-	-
Costs associated with the AbbVie transaction	-	(4.1)	(3.1)	(31.2)	(34.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Other	-	-	(27.1)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(2.2)	(2.4)	-	-	-	-	-	-	-
Impairment of Carafate intangible asset	-	-	-	-	-	-	(314.0)	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.8)	-	-
Asset sales and impairments, other	-	-	-	-	-	-	-	-	-	-
Litigation settlement related charges	-	-	-	-	(401.6)	-	-	-	-	-
Other adjustments	-	(0.1)	(0.1)	-	1.8	(1,517.5)	-	-	-	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	239.9
Discrete income tax events	-	-	-	-	-	-	-	-	-	63.2

Non-GAAP Adjusted	$4,351.0	$694.8	$414.8	$849.1	$313.1	$-	$-	$(172.4)	$21.2	$198.4

	Three Months Ended December 31, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,079.7	$590.0	$678.1	$841.6	$352.0	$1,569.1	$5,433.0	$(198.6)	$(9.9)	$(1,296.7)

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.3)	(0.6)	(1.4)	(0.4)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	(0.6)	-	(2.5)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(5.2)	(0.1)	(20.3)	0.2	-	-	-	-	-
Costs associated with disposed businesses	-	0.5	-	0.2	(1.3)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.1)	0.2	-	(10.4)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Bonti, Inc.	-	-	(196.6)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(25.0)	-	-	-	-	-	-	-
Other	-	-	(16.5)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(3.7)	(2.9)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.5)	-	-
Impairment of Kybella® intangible asset	-	-	-	-	-	-	(1,643.8)	-	-	-
Impairment of TrueTear® intangible asset	-	-	-	-	-	-	(187.6)	-	-	-
Impairment of goodwill	-	-	-	-	-	-	(2,841.1)	-	-	-
Impairment of Anti-Infectives held for sale	-	-	-	-	-	-	(771.7)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	25.5	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(14.2)	-	-	-
Loss on bond repurchases	-	-	-	-	-	-	-	-	(13.9)	-
Litigation settlement related charges	-	-	-	-	(16.4)	-	-	-	-	-
Other adjustments	-	0.1	0.1	-	(0.9)	(1,569.1)	(0.1)	(0.1)	(2.0)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	658.8
Discrete income tax events	-	-	-	-	-	-	-	-	-	879.8

Non-GAAP Adjusted	$4,079.7	$581.3	$436.1	$820.1	$320.3	$-	$-	$(204.2)	$(25.8)	$241.9

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended December 31, 2019 was impacted by income earned in jurisdictions with tax rates lower than the Irish statutory rate, partially offset by U.S. income taxed at rates higher than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended December 31, 2019 excludes a net discrete tax benefit of $63.2 million related to a change in valuation allowance and the tax effects of integration activities.

	Twelve Months Ended December 31, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$16,088.9	$2,493.1	$1,812.0	$3,461.7	$2,481.8	$5,856.6	$4,429.0	$(706.2)	$32.8	$146.4

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.9)	(1.1)	(2.8)	(0.9)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(8.3)	0.9	(4.0)	(4.3)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	(0.3)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.2)	(5.4)	(1.5)	(23.2)	-	-	-	-	-
Costs associated with the AbbVie transaction	-	(4.6)	(5.0)	(49.9)	(86.7)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Akarna Therapeutics, Ltd	-	-	(10.0)	-	-	-	-	-	-	-
RetroSense Therapeutics, LLC	-	-	(20.0)	-	-	-	-	-	-	-
Other	-	-	(53.2)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(44.6)	(9.5)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(22.2)	-	-
Impairment of goodwill	-	-	-	-	-	-	(3,552.8)	-	-	-
Impairment of Anti-Infectives	-	-	-	-	-	-	(129.4)	-	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(182.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(78.0)	-	-	-
Impairment of IPR&D products acquired in the Tobira Acquisition	-	-	-	-	-	-	(176.0)	-	-	-
Impairment of Carafate intangible asset	-	-	-	-	-	-	(314.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	3.2	-	-	-
Litigation settlement related charges	-	-	-	-	(1,167.3)	-	-	-	-	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Other adjustments	-	(0.2)	(0.1)	-	(1.2)	(5,856.6)	-	-	(0.3)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	1,022.5
Discrete income tax events	-	-	-	-	-	-	-	-	-	(394.0)

Non-GAAP Adjusted	$16,063.9	$2,434.3	$1,708.6	$3,403.5	$1,197.1	$-	$-	$(728.4)	$32.5	$774.9

	Twelve Months Ended December 31, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$15,787.4	$2,191.4	$2,266.2	$3,250.6	$1,271.2	$6,552.3	$6,503.3	$(866.0)	$256.7	$(1,770.7)

Purchase accounting impact on stock-based compensation for acquired awards	-	(2.1)	(4.8)	(8.6)	(2.9)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	(0.6)	(0.7)	(3.3)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(33.7)	(1.9)	(38.8)	(5.4)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	0.2	(4.1)	-	-	-	-	-
Integration charges of acquired businesses	-	(0.3)	(0.6)	(1.0)	(43.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(115.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Bonti, Inc.	-	-	(196.6)	-	-	-	-	-	-	-
Editas Medicine, Inc.	-	-	(40.0)	-	-	-	-	-	-	-
Other	-	-	(33.0)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	111.7	(5.1)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(21.2)	-	-
Impairment of Kybella® intangible asset	-	-	-	-	-	-	(1,643.8)	-	-	-
Impairment of TrueTear® intangible asset	-	-	-	-	-	-	(187.6)	-	-	-
Impairment of goodwill	-	-	-	-	-	-	(2,841.1)	-	-	-
Impairment of Anti-Infectives held for sale	-	-	-	-	-	-	(771.7)	-	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(266.2)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	18.4	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(182.6)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(15.6)	-
Litigation settlement related charges	-	-	-	-	(56.8)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(2.0)	(6,552.3)	0.3	(0.1)	(5.7)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	1,506.1
Discrete income tax events	-	-	-	-	-	-	-	-	-	1,213.8

Non-GAAP Adjusted	$15,762.4	$2,266.1	$1,574.5	$3,201.7	$1,153.2	$-	$-	$(887.3)	$(7.8)	$949.2

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the twelve months ended December 31, 2019 was impacted by income earned in jurisdictions with tax rates lower than the Irish statutory rate, partially offset by U.S. income taxed at rates higher than the Irish statutory rate.

The non-GAAP effective tax rate for the twelve months ended December 31, 2019 excludes a net discrete tax detriment of $394.0 million related to a change in valuation allowance partially offset by the tax impacts of U.S. capital losses and changes in the applicable tax rates on certain temporary differences.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and twelve months ended December 31, 2019 and 2018:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) attributable to ordinary shareholders	$(317.2)	$(4,299.9)	$(5,271.0)	$(5,096.4)
Adjusted for:
Amortization	1,517.5	1,569.1	5,856.6	6,552.3
Acquisition, divestiture and licensing (income) / charges	112.9	249.9	220.5	485.7
Accretion and fair-value adjustments to contingent consideration	4.6	6.6	54.1	(106.6)
Goodwill and other impairments and asset sales, net and related costs	314.0	5,433.0	4,429.0	6,503.3
Other	-	(15.9)	-	(42.6)
Non-acquisition restructurings, including Global Supply Chain initiatives	(0.6)	25.4	15.7	79.8
Legal settlements	401.6	16.4	1,167.3	56.8
Income taxes on items above and other discrete income tax adjustments	(303.1)	(1,538.6)	(628.5)	(2,719.9)
Non-GAAP performance net income attributable to shareholders	$1,729.7	$1,446.0	$5,843.7	$5,712.4

Diluted earnings per share

Diluted (loss) per share from continuing operations attributable to shareholders- GAAP	$(0.97)	$(12.83)	$(16.02)	$(15.12)

Non-GAAP performance net income per share attributable to shareholders	$5.22	$4.29	$17.64	$16.69

Basic weighted average ordinary shares outstanding	328.4	335.1	329.0	337.0
Effect of dilutive securities:
Dilutive shares	2.9	2.3	2.2	5.2
Diluted weighted average ordinary shares outstanding	331.3	337.4	331.2	342.2

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income and fair value accounting results included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) attributable to shareholders for the three and twelve months ended December 31, 2019 and 2018 to adjusted EBITDA and non-GAAP operating income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP (loss) attributable to ordinary shareholders	$(317.2)	$(4,299.9)	$(5,271.0)	$(5,096.4)
Plus:
Interest expense	191.9	210.2	783.0	911.2
Interest income	(25.3)	(11.6)	(76.8)	(45.2)
Provision / (benefit) for income taxes	(104.7)	(1,296.7)	146.4	(1,770.7)
Depreciation	53.9	46.6	204.5	196.3
Amortization	1,517.5	1,569.1	5,856.6	6,552.3
EBITDA	$1,316.1	$(3,782.3)	$1,642.7	$747.5
Adjusted for:
Acquisition, divestiture and licensing charges	117.5	252.7	237.0	480.3
Goodwill and other impairments and asset sales, net and related costs	314.0	5,433.0	4,429.0	6,503.3
Other	-	(15.9)	-	(42.6)
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	(0.6)	25.4	15.7	75.6
Legal settlements	401.6	16.4	1,167.3	56.8
Accretion and fair-value adjustments to contingent consideration	4.6	6.6	54.1	(106.6)
Share-based compensation including cash settlements	52.6	54.6	214.3	239.8
Adjusted EBITDA	$2,205.8	$1,990.5	$7,760.1	$7,954.1
Adjusted for:
Depreciation	(53.9)	(46.6)	(204.5)	(192.1)
Other income (expense) related to fair value accounting	(21.2)	25.8	(32.5)	7.0
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(51.4)	(51.9)	(208.6)	(213.2)
Non-GAAP Operating Income	$2,079.3	$1,917.8	$7,314.5	$7,555.8

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and twelve months ended December 31, 2019 and 2018.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended December 31, 2019					Three Months Ended December 31, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$1,821.2	$1,610.7	$917.7	$1.4	$4,351.0	$1,808.8	$1,397.9	$870.2	$2.8	$4,079.7
Operating expenses:
Cost of sales(1)	156.0	287.8	148.4	102.6	694.8	139.3	195.1	146.1	100.8	581.3
Selling and marketing	376.1	256.4	216.6	-	849.1	378.1	211.1	230.8	0.1	820.1
General and administrative	47.8	41.5	36.9	186.9	313.1	59.7	45.1	41.3	174.2	320.3
Segment contribution	$1,241.3	$1,025.0	$515.8	$(288.1)	$2,494.0	$1,231.7	$946.6	$452.0	$(272.3)	$2,358.0
Segment margin	68.2%	63.6%	56.2%	n.m.	57.3%	68.1%	67.7%	51.9%	n.m.	57.8%
Segment gross margin(2)	91.4%	82.1%	83.8%	n.m.	84.0%	92.3%	86.0%	83.2%	n.m.	85.8%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Twelve Months Ended December 31, 2019					Twelve Months Ended December 31, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$6,820.0	$5,834.9	$3,402.0	$7.0	$16,063.9	$6,920.3	$5,322.9	$3,504.7	$14.5	$15,762.4
Operating expenses:
Cost of sales(1)	578.2	954.8	548.3	353.0	2,434.3	565.2	799.1	537.1	364.7	2,266.1
Selling and marketing	1,490.4	978.2	934.7	0.2	3,403.5	1,348.3	924.6	928.7	0.1	3,201.7
General and administrative	190.1	160.7	117.0	729.3	1,197.1	205.3	156.4	141.7	649.8	1,153.2
Segment contribution	$4,561.3	$3,741.2	$1,802.0	$(1,075.5)	$9,029.0	$4,801.5	$3,442.8	$1,897.2	$(1,000.1)	$9,141.4
Segment margin	66.9%	64.1%	53.0%	n.m.	56.2%	69.4%	64.7%	54.1%	n.m.	58.0%
Segment gross margin(2)	91.5%	83.6%	83.9%	n.m.	84.8%	91.8%	85.0%	84.7%	n.m.	85.6%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products within the US Specialized Therapeutics segment for the three and twelve months ended December 31, 2019 and 2018.

Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Eye Care	$587.0	$587.3	$(0.3)	(0.1)%
Restasis®	309.0	325.0	(16.0)	(4.9)%
Alphagan®/Combigan®	94.5	97.7	(3.2)	(3.3)%
Lumigan®/Ganfort®	81.9	74.0	7.9	10.7%
Ozurdex®	31.6	29.3	2.3	7.8%
Eye Drops	61.2	47.9	13.3	27.8%
Other Eye Care	8.8	13.4	(4.6)	(34.3)%
Total Medical Aesthetics	742.2	738.3	3.9	0.5%
Facial Aesthetics	444.5	423.7	20.8	4.9%
Botox® Cosmetics	271.8	258.1	13.7	5.3%
Juvederm® Collection	166.4	158.4	8.0	5.1%
Kybella®	6.3	7.2	(0.9)	(12.5)%
Plastic Surgery	67.1	68.2	(1.1)	(1.6)%
Breast Implants	67.1	68.2	(1.1)	(1.6)%
Regenerative Medicine	132.7	124.7	8.0	6.4%
Alloderm®	104.7	94.9	9.8	10.3%
Other Regenerative Medicine	28.0	29.8	(1.8)	(6.0)%
Body Contouring	53.3	81.3	(28.0)	(34.4)%
Coolsculpting® Systems & Add On Applicators	16.9	26.8	(9.9)	(36.9)%
Coolsculpting® Consumables	36.4	54.5	(18.1)	(33.2)%
Skin Care(3)	44.6	40.4	4.2	10.4%
Total Medical Dermatology	13.0	4.5	8.5	188.9%
Aczone®	2.5	0.6	1.9	n.m.
Other Medical Dermatology(4)	10.5	3.9	6.6	169.2%
Total Neuroscience & Urology	465.0	452.2	12.8	2.8%
Botox® Therapeutics	463.0	433.3	29.7	6.9%
Rapaflo®	2.0	18.9	(16.9)	(89.4)%
Other Revenues	14.0	26.5	(12.5)	(47.2)%
Net Revenues	$1,821.2	$1,808.8	$12.4	0.7%

Operating expenses:
Cost of sales(1)	156.0	139.3	16.7	12.0%
Selling and marketing	376.1	378.1	(2.0)	(0.5)%
General and administrative	47.8	59.7	(11.9)	(19.9)%
Segment contribution	$1,241.3	$1,231.7	$9.6	0.8%
Segment margin	68.2%	68.1%		0.1%
Segment gross margin(2)	91.4%	92.3%		(0.9)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $0.3 million which were previously disclosed separately in the three months ended December 31, 2018.

	Twelve Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Eye Care	$2,182.4	$2,235.7	$(53.3)	(2.4)%
Restasis®	1,138.4	1,197.0	(58.6)	(4.9)%
Alphagan®/Combigan®	360.0	375.4	(15.4)	(4.1)%
Lumigan®/Ganfort®	269.2	291.8	(22.6)	(7.7)%
Ozurdex®	125.5	111.0	14.5	13.1%
Eye Drops	230.4	202.7	27.7	13.7%
Other Eye Care	58.9	57.8	1.1	1.9%
Total Medical Aesthetics	2,772.0	2,774.6	(2.6)	(0.1)%
Facial Aesthetics	1,606.2	1,487.3	118.9	8.0%
Botox® Cosmetics	991.3	907.3	84.0	9.3%
Juvederm® Collection	587.5	548.2	39.3	7.2%
Kybella®	27.4	31.8	(4.4)	(13.8)%
Plastic Surgery	254.4	263.0	(8.6)	(3.3)%
Breast Implants	254.4	263.0	(8.6)	(3.3)%
Regenerative Medicine	505.3	523.9	(18.6)	(3.6)%
Alloderm®	395.9	407.3	(11.4)	(2.8)%
Other Regenerative Medicine	109.4	116.6	(7.2)	(6.2)%
Body Contouring	248.1	361.6	(113.5)	(31.4)%
Coolsculpting® Systems & Add On Applicators	62.8	126.3	(63.5)	(50.3)%
Coolsculpting® Consumables	185.3	235.3	(50.0)	(21.2)%
Skin Care(3)	158.0	138.8	19.2	13.8%
Total Medical Dermatology	44.0	115.5	(71.5)	(61.9)%
Aczone®	9.3	55.1	(45.8)	(83.1)%
Other Medical Dermatology(4)	34.7	60.4	(25.7)	(42.5)%
Total Neuroscience & Urology	1,762.7	1,720.4	42.3	2.5%
Botox® Therapeutics	1,739.2	1,638.5	100.7	6.1%
Rapaflo®	23.5	81.9	(58.4)	(71.3)%
Other Revenues	58.9	74.1	(15.2)	(20.5)%
Net Revenues	$6,820.0	$6,920.3	$(100.3)	(1.4)%

Operating expenses:
Cost of sales(1)	578.2	565.2	13.0	2.3%
Selling and marketing	1,490.4	1,348.3	142.1	10.5%
General and administrative	190.1	205.3	(15.2)	(7.4)%
Segment contribution	$4,561.3	$4,801.5	$(240.2)	(5.0)%
Segment margin	66.9%	69.4%		(2.5)%
Segment gross margin(2)	91.5%	91.8%		(0.3)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $25.4 million which were previously disclosed separately in the twelve months ended December 31, 2018.

The following table details Allergan plc's product revenue for significant promoted products within the US General Medicine segment for the three and twelve months ended December 31, 2019 and 2018.
Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$457.0	$316.1	$140.9	44.6%
Vraylar®	283.1	150.5	132.6	88.1%
Viibryd®/Fetzima®	114.2	95.5	18.7	19.6%
Saphris®	36.3	36.8	(0.5)	(1.4)%
Namzaric®	20.2	22.6	(2.4)	(10.6)%
Namenda ®(3)	3.2	10.7	(7.5)	(70.1)%
Total Gastrointestinal (GI)	434.1	449.8	(15.7)	(3.5)%
Linzess®	231.2	205.2	26.0	12.7%
Zenpep®	80.8	66.8	14.0	21.0%
Carafate®/Sulcrate®	46.9	54.1	(7.2)	(13.3)%
Viberzi®	49.8	48.9	0.9	1.8%
Asacol®/Delzicol®	8.5	27.9	(19.4)	(69.5)%
Canasa®/Salofalk®	7.5	38.8	(31.3)	(80.7)%
Other GI	9.4	8.1	1.3	16.0%
Total Women's Health	232.8	213.9	18.9	8.8%
Lo Loestrin®	156.2	143.8	12.4	8.6%
Liletta®	22.5	14.6	7.9	54.1%
Other Women's Health(4)(5)	54.1	55.5	(1.4)	(2.5)%
Total Anti-Infectives	104.3	78.8	25.5	32.4%
Teflaro®	38.1	30.0	8.1	27.0%
Avycaz®	30.7	24.6	6.1	24.8%
Dalvance®	26.4	17.3	9.1	52.6%
Other Anti-Infectives	9.1	6.9	2.2	31.9%
Diversified Brands	320.3	300.1	20.2	6.7%
Bystolic®/Byvalson®	169.6	151.7	17.9	11.8%
Armour Thyroid	57.4	53.4	4.0	7.5%
Savella®	21.5	23.6	(2.1)	(8.9)%
Other Diversified Brands	71.8	71.4	0.4	0.6%
Other Revenues	62.2	39.2	23.0	58.7%
Net revenues	$1,610.7	$1,397.9	$212.8	15.2%

Operating expenses:
Cost of sales(1)	287.8	195.1	92.7	47.5%
Selling and marketing	256.4	211.1	45.3	21.5%
General and administrative	41.5	45.1	(3.6)	(8.0)%
Segment contribution	$1,025.0	$946.6	$78.4	8.3%
Segment margin	63.6%	67.7%		(4.1)%
Segment gross margin(2)	82.1%	86.0%		(3.9)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $14.7 million which were previously disclosed separately in the three months ended December 31, 2018
(5) Includes Minastrin® 24 sales of $2.9 million which were previously disclosed separately in the three months ended December 31, 2018

	Twelve Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$1,516.3	$1,156.0	$360.3	31.2%
Vraylar®	857.5	487.1	370.4	76.0%
Viibryd®/Fetzima®	412.1	342.4	69.7	20.4%
Saphris®	135.3	139.7	(4.4)	(3.1)%
Namzaric®	88.6	115.8	(27.2)	(23.5)%
Namenda ®(3)	22.8	71.0	(48.2)	(67.9)%
Total Gastrointestinal (GI)	1,634.2	1,723.7	(89.5)	(5.2)%
Linzess®	803.2	761.1	42.1	5.5%
Zenpep®	288.0	237.3	50.7	21.4%
Carafate®/Sulcrate®	212.5	217.8	(5.3)	(2.4)%
Viberzi®	187.9	176.5	11.4	6.5%
Asacol®/Delzicol®	76.7	130.8	(54.1)	(41.4)%
Canasa®/Salofalk®	31.5	169.2	(137.7)	(81.4)%
Other GI	34.4	31.0	3.4	11.0%
Total Women's Health	895.7	786.8	108.9	13.8%
Lo Loestrin®	588.9	527.7	61.2	11.6%
Liletta®	79.1	50.9	28.2	55.4%
Other Women's Health(4)(5)	227.7	208.2	19.5	9.4%
Total Anti-Infectives	377.1	304.4	72.7	23.9%
Teflaro®	147.0	128.0	19.0	14.8%
Avycaz®	116.7	94.6	22.1	23.4%
Dalvance®	81.9	56.1	25.8	46.0%
Other Anti-Infectives	31.5	25.7	5.8	22.6%
Diversified Brands	1,202.8	1,156.0	46.8	4.0%
Bystolic®/Byvalson®	600.6	583.8	16.8	2.9%
Armour Thyroid	218.5	198.8	19.7	9.9%
Savella®	88.5	85.0	3.5	4.1%
Other Diversified Brands	295.2	288.4	6.8	2.4%
Other Revenues	208.8	196.0	12.8	6.5%
Net revenues	$5,834.9	$5,322.9	$512.0	9.6%

Operating expenses:
Cost of sales(1)	954.8	799.1	155.7	19.5%
Selling and marketing	978.2	924.6	53.6	5.8%
General and administrative	160.7	156.4	4.3	2.7%
Segment contribution	$3,741.2	$3,442.8	$298.4	8.7%
Segment margin	64.1%	64.7%		(0.6)%
Segment gross margin(2)	83.6%	85.0%		(1.4)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $49.0 million which were previously disclosed separately in the twelve months ended December 31, 2018
(5) Includes Minastrin® 24 sales of $9.5 million which were previously disclosed separately in the twelve months ended December 31, 2018

The following table details Allergan plc's product revenue for significant promoted products within the International segment for the three and twelve months ended December 31, 2019 and 2018.
Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Eye Care	$319.4	$308.2	$11.2	3.6%
Lumigan®/Ganfort®	95.6	96.9	(1.3)	(1.3)%
Alphagan®/Combigan®	43.1	46.7	(3.6)	(7.7)%
Ozurdex®	66.7	29.6	37.1	125.3%
Eye Drops	59.3	71.7	(12.4)	(17.3)%
Restasis®	18.7	16.6	2.1	12.7%
Other Eye Care	36.0	46.7	(10.7)	(22.9)%
Total Medical Aesthetics	412.9	396.0	16.9	4.3%
Facial Aesthetics	364.6	332.8	31.8	9.6%
Botox® Cosmetics	182.9	157.8	25.1	15.9%
Juvederm® Collection	180.9	174.0	6.9	4.0%
Belkyra® (Kybella®)	0.8	1.0	(0.2)	(20.0)%
Plastic Surgery	15.3	10.8	4.5	41.7%
Breast Implants	15.1	10.5	4.6	43.8%
Other Plastic Surgery	0.2	0.3	(0.1)	(33.3)%
Regenerative Medicine	3.4	3.9	(0.5)	(12.8)%
Alloderm®	2.0	2.5	(0.5)	(20.0)%
Other Regenerative Medicine	1.4	1.4	0.0	0.0%
Body Contouring	25.4	44.9	(19.5)	(43.4)%
Coolsculpting® Systems & Add On Applicators	8.8	21.5	(12.7)	(59.1)%
Coolsculpting® Consumables	16.6	23.4	(6.8)	(29.1)%
Skin Care	4.2	3.6	0.6	16.7%
Botox® Therapeutics and Other	168.8	150.1	18.7	12.5%
Botox® Therapeutics	102.5	96.7	5.8	6.0%
Asacol®/Delzicol®	8.9	10.7	(1.8)	(16.8)%
Constella®	6.8	6.4	0.4	6.3%
Other Products	50.6	36.3	14.3	39.4%
Other Revenues	16.6	15.9	0.7	4.4%
Net revenues	$917.7	$870.2	$47.5	5.5%

Operating expenses:
Cost of sales(1)	148.4	146.1	2.3	1.6%
Selling and marketing	216.6	230.8	(14.2)	(6.2)%
General and administrative	36.9	41.3	(4.4)	(10.7)%
Segment contribution	$515.8	$452.0	$63.8	14.1%
Segment margin	56.2%	51.9%		4.3%
Segment gross margin(2)	83.8%	83.2%		0.6%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Twelve Months Ended December 31,		Change
	2019	2018	Dollars	%
Total Eye Care	$1,251.1	$1,294.6	$(43.5)	(3.4)%
Lumigan®/Ganfort®	360.8	392.6	(31.8)	(8.1)%
Alphagan®/Combigan®	162.0	176.0	(14.0)	(8.0)%
Ozurdex®	274.6	187.7	86.9	46.3%
Eye Drops	235.8	279.7	(43.9)	(15.7)%
Restasis®	50.2	64.5	(14.3)	(22.2)%
Other Eye Care	167.7	194.1	(26.4)	(13.6)%
Total Medical Aesthetics	1,480.8	1,533.3	(52.5)	(3.4)%
Facial Aesthetics	1,331.1	1,262.3	68.8	5.5%
Botox® Cosmetics	671.7	641.2	30.5	4.8%
Juvederm® Collection	656.1	614.8	41.3	6.7%
Belkyra® (Kybella®)	3.3	6.3	(3.0)	(47.6)%
Plastic Surgery	1.8	131.5	(129.7)	(98.6)%
Breast Implants	0.6	130.1	(129.5)	(99.5)%
Other Plastic Surgery	1.2	1.4	(0.2)	(14.3)%
Regenerative Medicine	14.6	16.8	(2.2)	(13.1)%
Alloderm®	7.9	8.0	(0.1)	(1.3)%
Other Regenerative Medicine	6.7	8.8	(2.1)	(23.9)%
Body Contouring	118.7	107.5	11.2	10.4%
Coolsculpting®Systems & Add On Applicators	42.4	43.3	(0.9)	(2.1)%
Coolsculpting® Consumables	76.3	64.2	12.1	18.8%
Skin Care	14.6	15.2	(0.6)	(3.9)%
Botox® Therapeutics and Other	603.0	611.5	(8.5)	(1.4)%
Botox® Therapeutics	389.1	390.4	(1.3)	(0.3)%
Asacol®/Delzicol®	36.1	45.7	(9.6)	(21.0)%
Constella®	23.8	24.1	(0.3)	(1.2)%
Other Products	154.0	151.3	2.7	1.8%
Other Revenues	67.1	65.3	1.8	2.8%
Net revenues	$3,402.0	$3,504.7	$(102.7)	(2.9)%

Operating expenses:
Cost of sales(1)	548.3	537.1	11.2	2.1%
Selling and marketing	934.7	928.7	6.0	0.6%
General and administrative	117.0	141.7	(24.7)	(17.4)%
Segment contribution	$1,802.0	$1,897.2	$(95.2)	(5.0)%
Segment margin	53.0%	54.1%		(1.1)%
Segment gross margin(2)	83.9%	84.7%		(0.8)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's non-GAAP product revenues for the three and twelve months ended December 31, 2019 and 2018.
ALLERGAN PLC
NON GAAP NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)												Table 12
	Three Months Ended December 31, 2019					Three Months Ended December 31, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Global Change	Global Change Percentage

Botox®	$734.8	$-	$285.4	$-	1,020.2	$691.4	$-	$254.5	$-	$945.9	$74.3	7.9%
Juvederm® Collection	166.4	-	180.9	-	347.3	158.4	-	174.0	-	332.4	14.9	4.5%
Linzess®/Constella®	-	231.2	6.8	-	238.0	-	205.2	6.4	-	211.6	26.4	12.5%
Lumigan®/Ganfort®	81.9	-	95.6	-	177.5	74.0	-	96.9	-	170.9	6.6	3.9%
Bystolic® /Byvalson®	-	169.6	0.6	-	170.2	-	151.7	0.4	-	152.1	18.1	11.9%
Alphagan®/Combigan®	94.5	-	43.1	-	137.6	97.7	-	46.7	-	144.4	(6.8)	(4.7)%
Eye Drops	61.2	-	59.3	-	120.5	47.9	-	71.7	-	119.6	0.9	0.8%
Lo Loestrin®	-	156.2	-	-	156.2	-	143.8	-	-	143.8	12.4	8.6%
Breast Implants	67.1	-	15.1	-	82.2	68.2	-	10.5	-	78.7	3.5	4.4%
Viibryd®/Fetzima®	-	114.2	3.6	-	117.8	-	95.5	2.3	-	97.8	20.0	20.4%
Alloderm®	104.7	-	2.0	-	106.7	94.9	-	2.5	-	97.4	9.3	9.5%
Vraylar®	-	283.1	-	-	283.1	-	150.5	-	-	150.5	132.6	88.1%
Coolsculpting® Consumables	36.4	-	16.6	-	53.0	54.5	-	23.4	-	77.9	(24.9)	(32.0)%
Ozurdex ®	31.6	-	66.7	-	98.3	29.3	-	29.6	-	58.9	39.4	66.9%
Carafate ® /Sulcrate ®	-	46.9	0.9	-	47.8	-	54.1	0.7	-	54.8	(7.0)	(12.8)%
Zenpep®	-	80.8	0.5	-	81.3	-	66.8	0.4	-	67.2	14.1	21.0%
Coolsculpting® Systems & Add On Applicators	16.9	-	8.8	-	25.7	26.8	-	21.5	-	48.3	(22.6)	(46.8)%
Viberzi®	-	49.8	0.4	-	50.2	-	48.9	0.6	-	49.5	0.7	1.4%
Namzaric®	-	20.2	-	-	20.2	-	22.6	-	-	22.6	(2.4)	(10.6)%
Teflaro®	-	38.1	3.7	-	41.8	-	30.0	-	-	30.0	11.8	39.3%
Dalvance®	-	26.4	2.4	-	28.8	-	17.3	1.0	-	18.3	10.5	57.4%
Avycaz®	-	30.7	-	-	30.7	-	24.6	-	-	24.6	6.1	24.8%
Kybella® /Belkyra®	6.3	-	0.8	-	7.1	7.2	-	1.0	-	8.2	(1.1)	(13.4)%
Other Regenerative Medicine	28.0	-	1.4	-	29.4	29.8	-	1.4	-	31.2	(1.8)	(5.8)%
Other Promoted Products	1.7	-	(4.9)	-	(3.2)	5.6	-	5.1	-	10.7	(13.9)	(129.9)%
Total Promoted Brands & Brands with Ongoing Exclusivity	1,431.5	1,247.2	789.7	-	3,468.4	1,385.7	1,011.0	750.6	-	3,147.3	321.1	10.2%
Restasis®	309.0	-	18.7	-	327.7	325.0	-	16.6	-	341.6	(13.9)	(4.1)%
Asacol®/Delzicol®	-	8.5	8.9	-	17.4	-	27.9	10.7	-	38.6	(21.2)	(54.9)%
Rapaflo®	2.0	-	2.5	-	4.5	18.9	-	1.8	-	20.7	(16.2)	(78.3)%
Canasa®/Salofalk®	-	7.5	4.7	-	12.2	-	38.8	4.5	-	43.3	(31.1)	(71.8)%
Saphris	-	36.3	-	-	36.3	-	36.8	-	-	36.8	(0.5)	(1.4)%
Other LOE/ Risk	-	10.7	-	-	10.7	-	28.3	-	-	28.3	(17.6)	(62.2)%
Total LOE/Risk	311.0	63.0	34.8	-	408.8	343.9	131.8	33.6	-	509.3	(100.5)	(19.7)%
Aczone®	2.5	-	-	-	2.5	0.6	-	0.1	-	0.7	1.8	257.1%
Other Divested	10.5	-	0.1	-	10.6	4.0	5.2	0.1	-	9.3	1.3	14.0%
Total Divested	13.0	-	0.1	-	13.1	4.6	5.2	0.2	-	10.0	3.1	31.0%
Total Brands facing LOE Risk/Divested	324.0	63.0	34.9	-	421.9	348.5	137.0	33.8	-	519.3	(97.4)	(18.8)%
Skincare	44.6	-	4.2	-	48.8	40.4	-	3.6	-	44.0	4.8	10.9%
Liletta®	-	22.5	-	-	22.5	-	14.6	-	-	14.6	7.9	54.1%
Armour Thyroid	-	57.4	-	-	57.4	-	53.4	-	-	53.4	4.0	7.5%
Savella®	-	21.5	-	-	21.5	-	23.6	-	-	23.6	(2.1)	(8.9)%
Other Products Revenues	21.1	199.1	88.9	1.4	310.5	34.2	158.3	82.2	2.8	277.5	33.0	11.9%
Total Other	65.7	300.5	93.1	1.4	460.7	74.6	249.9	85.8	2.8	413.1	47.6	11.5%

Total Net Revenues	$1,821.2	$1,610.7	$917.7	$1.4	4,351.0	$1,808.8	$1,397.9	$870.2	$2.8	4,079.7	$271.3	6.6%

	Twelve Months Ended December 31, 2019					Twelve Months Ended December 31, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	US Specialized Therapeutics	US General Medicine	International	Corporate	Global	Global Change	Global Change Percentage

Botox®	$2,730.5	$-	$1,060.8	$-	$3,791.3	$2,545.8	$-	$1,031.6	$-	$3,577.4	$213.9	6.0%
Juvederm® Collection	587.5	-	656.1	-	1,243.6	548.2	-	614.8	-	1,163.0	80.6	6.9%
Linzess®/Constella®	-	803.2	23.8	-	827.0	-	761.1	24.1	-	785.2	41.8	5.3%
Lumigan®/Ganfort®	269.2	-	360.8	-	630.0	291.8	-	392.6	-	684.4	(54.4)	(7.9)%
Bystolic® /Byvalson®	-	600.6	2.1	-	602.7	-	583.8	2.0	-	585.8	16.9	2.9%
Alphagan®/Combigan®	360.0	-	162.0	-	522.0	375.4	-	176.0	-	551.4	(29.4)	(5.3)%
Eye Drops	230.4	-	235.8	-	466.2	202.7	-	279.7	-	482.4	(16.2)	(3.4)%
Lo Loestrin®	-	588.9	-	-	588.9	-	527.7	-	-	527.7	61.2	11.6%
Breast Implants	254.4	-	0.6	-	255.0	263.0	-	130.1	-	393.1	(138.1)	(35.1)%
Viibryd®/Fetzima®	-	412.1	11.4	-	423.5	-	342.4	7.2	-	349.6	73.9	21.1%
Alloderm®	395.9	-	7.9	-	403.8	407.3	-	8.0	-	415.3	(11.5)	(2.8)%
Vraylar™	-	857.5	-	-	857.5	-	487.1	-	-	487.1	370.4	76.0%
Coolsculpting® Consumables	185.3	-	76.3	-	261.6	235.3	-	64.2	-	299.5	(37.9)	(12.7)%
Ozurdex ®	125.5	-	274.6	-	400.1	111.0	-	187.7	-	298.7	101.4	33.9%
Carafate ® /Sulcrate ®	-	212.5	3.0	-	215.5	-	217.8	2.8	-	220.6	(5.1)	(2.3)%
Zenpep®	-	288.0	1.2	-	289.2	-	237.3	0.4	-	237.7	51.5	21.7%
Coolsculpting® Systems & Add On Applicators	62.8	-	42.4	-	105.2	126.3	-	43.3	-	169.6	(64.4)	(38.0)%
Viberzi®	-	187.9	1.6	-	189.5	-	176.5	1.3	-	177.8	11.7	6.6%
Namzaric®	-	88.6	-	-	88.6	-	115.8	-	-	115.8	(27.2)	(23.5)%
Teflaro®	-	147.0	6.0	-	153.0	-	128.0	0.3	-	128.3	24.7	19.3%
Dalvance®	-	81.9	6.0	-	87.9	-	56.1	2.3	-	58.4	29.5	50.5%
Avycaz®	-	116.7	-	-	116.7	-	94.6	-	-	94.6	22.1	23.4%
Kybella® /Belkyra®	27.4	-	3.3	-	30.7	31.8	-	6.3	-	38.1	(7.4)	(19.4)%
Other Regenerative Medicines	109.4	-	6.7	-	116.1	116.6	-	8.8	-	125.4	(9.3)	(7.4)%
Other Promoted and New Launch Products	25.7	-	10.9	-	36.6	21.5	-	20.5	-	42.0	(5.4)	(12.9)%
Total Promoted Brands & Brands with Ongoing Exclusivity	5,364.0	4,384.9	2,953.3	-	12,702.2	5,276.7	3,728.2	3,004.0	-	12,008.9	693.3	5.8%
Restasis®	1,138.4	-	50.2	-	1,188.6	1,197.0	-	64.5	-	1,261.5	(72.9)	(5.8)%
Asacol®/Delzicol®	-	76.7	36.1	-	112.8	-	130.8	45.7	-	176.5	(63.7)	(36.1)%
Rapaflo®	23.5	-	6.0	-	29.5	81.9	-	6.4	-	88.3	(58.8)	(66.6)%
Canasa®/Salofalk®	-	31.5	16.8	-	48.3	-	169.2	17.6	-	186.8	(138.5)	(74.1)%
Saphris	-	135.3	-	-	135.3	-	139.7	-	-	139.7	(4.4)	(3.1)%
Other LOE/ Risk	-	72.1	-	-	72.1	-	129.5	-	-	129.5	(57.4)	(44.3)%
Total LOE Risk	1,161.9	315.6	109.1	-	1,586.6	1,278.9	569.2	134.2	-	1,982.3	(395.7)	(20.0)%
Aczone®	9.3	-	-	-	9.3	55.1	-	0.4	-	55.5	(46.2)	(83.2)%
Other Divested	34.0	2.3	0.6	-	36.9	60.5	19.9	0.7	-	81.1	(44.2)	(54.5)%
Total Divested	43.3	2.3	0.6	-	46.2	115.6	19.9	1.1	-	136.6	(90.4)	(66.2)%
Total Brands facing LOE Risk	1,205.2	317.9	109.7	-	1,632.8	1,394.5	589.1	135.3	-	2,118.9	(486.1)	(22.9)%
Skincare	158.0	-	14.6	-	172.6	138.8	-	15.2	-	154.0	18.6	12.1%
Liletta®	-	79.1	-	-	79.1	-	50.9	-	-	50.9	28.2	55.4%
Armour Thyroid	-	218.5	-	-	218.5	-	198.8	-	-	198.8	19.7	9.9%
Savella®	-	88.5	-	-	88.5	-	85.0	-	-	85.0	3.5	4.1%
Other Products Revenues	92.8	746.0	324.4	7.0	1,170.2	110.3	670.9	350.2	14.5	1,145.9	24.3	2.1%
Total Other	250.8	1,132.1	339.0	7.0	1,728.9	249.1	1,005.6	365.4	14.5	1,634.6	94.3	5.8%

Total Net Revenues	$6,820.0	$5,834.9	$3,402.0	$7.0	16,063.9	$6,920.3	$5,322.9	$3,504.7	$14.5	15,762.4	$301.5	1.9%